UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 26, 2011

CHINA MEDIAEXPRESS HOLDING, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33746	20-8951489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2805, Central Plaza, Wanchai Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   +852 2827 6100

_______________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 29, 2011, China MediaExpress Holdings, Inc. (the “Company” or “CCME”) issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.1, reporting that the Company received a letter on April 26, 2011 from The NASDAQ Stock Market LLC ("Nasdaq") indicated that as a result of the resignation of Marco Kung from the board of directors of the Company as described in Item 5.02 of the Current Report on Form 8-K filed by the Company on April 13, 2011, the Company no longer complies with Nasdaq Rule 5605(c)(2)(A), which requires that the Company’s audit committee consist of three directors meeting the independence criteria and having the qualifications set forth in the Nasdaq Rules.  As a result of Mr. Kung’s resignation, the audit committee consists of only two members meeting the independence criteria and having the qualifications set forth in the Nasdaq Rules.  The Nasdaq Staff has elected to exercise its discretionary authority to deny the Company a cure period to regain compliance with the audit committee composition requirement.

The Company has initiated a search in order to identify an independent and appropriately qualified director to fill the vacancy left by Mr. Kung’s resignation in order to ensure the Company’s compliance with the Nasdaq Rules.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press release dated April 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDIAEXPRESS HOLDINGS, INC.

Date: April 29, 2011	By:	/s/ Zheng Cheng
Name: Zheng Cheng
Title: Chief Executive Officer